THE MANITOWOC COMPANY, INC.

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





     Whereas, the Manitowoc Company, Inc., a Wisconsin

corporation (the "Company"), deems it desirable to adopt a

supplemental executive retirement plan for its key employees.

     Now, therefore, The Company hereby establishes the

Manitowoc Company, Inc. Supplemental Executive Retirement Plan

(the "Plan"), effective January 1, 2000, to read as follows:





                          ARTICLE I

                         PLAN PURPOSE



The purpose of this Plan is to attract and retain key

management employees by supplementing their retirement income.

The key management employees of the Company who participate in this plan will be selected by and designated in writing by the

Compensation Committee of the Board of Directors of the

Company.



This plan is an unfunded target benefit plan. A target benefit plan is similar to a defined contribution plan.  An annual

contribution credit is calculated for each participant as a

level percent of pay. Such accumulated annual contribution

credit, accumulated at the Plan's assumed rate of investment return, is expected to fund a life annuity in an amount equal to a target benefit payable as a life annuity under

assumptions defined in this plan.  A participant's benefit is the account balance maintained for a Participant by the

Company.  When a Participant becomes eligible for a

distribution from this plan, the participant may elect to

receive his benefit in a single lump sum or over a fixed

period not to exceed ten years.











                          ARTICLE II

                         DEFINITIONS



2.1   "Account Balance"  is an account maintained for each

     Participant which reflects the accumulation of the Annual

     Contribution Credits and the Investment Credits earned

     under the Plan.



2.2   "Actuarial equivalent" shall mean a single payment or a

     series of payments that have the same value as another

     single payment or series of payments. For purposes of

     this plan any actuarial equivalence for payments made

     shall reflect a 9.0% interest rate and life annuity

     values shall reflect mortality based upon the 1994

     Uninsured Pensioners Mortality Table.






2.3   "Actuary" is an Enrolled Actuary hired by the Plan

     Administrator to calculate the Annual Contribution Credit

     under the plan.



2.4   "Administrator" shall mean the Plan's administrator as

     defined in Section VI.



2.5   "Annual Contribution Credit" is the amount calculated

     under Article III and credited to each Participant's

     Account Balance.



2.6   "Change in Control" means (a) the acquisition by any

     individual, entity or group (within the meaning of

     Section 13(d)(3) or 14(d)(2) of the Securities Exchange

     Act of 1934) of the ownership of 25% or more of either

     (I)

the then outstanding shares of Common Stock of the Company or

(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the

election of directors, (b) a change in the majority of the

Board, or (c) a major corporate transaction, such as a merger,

sale of substantially all of the Company's assets or a

liquidation, which results in a change in the majority of the

Board or a majority of stockholders.

2.7   "Company" shall mean The Manitowoc Company, Inc. a

     Wisconsin corporation and its successors.



2.8   "Compensation" shall mean, for any Plan Year, a

     Participant's regular base salary established by the

     Company (including elective deferrals that are excluded

     from gross income and are payable to a plan described in

     Section 401(k) or Section 125 of the Internal Revenue

     Code) plus actual bonus awards payable for the Plan Year.

     Compensation shall not include commissions, the value of

     fringe benefits and other special awards or payments.



2.9   "Final Average Compensation Target" shall mean the

     average of the five years of projected Compensation

     ending on December 31 of the Plan Year before the

     Participant's Target Retirement Date.  Projected

     Compensation will be determined by increasing the current

     Compensation for each year in the future by 6.0%,

     compounded annually, until the Plan Year preceding the

     Participant's Target Retirement Date.



2.10  "Investment Credit" is the annual increase in a

     Participants Account Balance on December 31 equal to 9.0%

     of the Account Balance as of January 1 of the same Plan

     Year.



2.11  "Normal Retirement Date" is the first day of the month following age 65.



2.12  "Plan Year" shall be the calendar year.



2.13  "Substantial Employment Change" shall mean following a

     Change in Control



(a)      a Participant's employment is terminated without

  cause:

(b)      a negative, fundamental or material change is made in

  a Participant's duties or responsibilities ;

(c)      a Participant's salary or other material compensation

  or benefits are reduced and such decrease is not related to

  Company or individual performance;

(d)      a Participant is required to materially relocate his

  or her residence or principal office location against his or her will; or

(e)      a Participant is not offered a comparable position

  with a successor entity.



2.14  "Target Retirement Benefit" is fifty-five percent (55%)

     of a Participant's Final Average Compensation Target. If

     the Company adopts any other employer provided defined

     benefit retirement plan, the actuarial equivalent of such

     benefit payable as a level life annuity will be

     subtracted from the Target Retirement Benefit.



2.15  "Target Retirement Date" is the earlier of the Normal

     Retirement Date and the first of the month following the

     date on which the Participant's attained age plus years

     of service with the Company equals 80. Attained Age and

     years of service will be calculated in years and complete

     months.







                         ARTICLE III

                  ANNUAL CONTRIBUTION CREDIT



3.1   The Company shall have an Actuary calculate the Annual

     Contribution Credit in accordance with this Article III.

     Such Annual Contribution Credit shall be credited to a

     Participant's Account Balance as of December 31 of each

     Plan Year prior to the Participant's Target Retirement

     Date provided the Participant is an employee on December

     31 of the Plan Year.



3.2    The Annual Contribution Credit shall be calculated at

     the end of each plan year as follows:



a.       Calculate the Target Retirement Benefit, which equals

  fifty-five percent (55%) of a Participant's Final Average

  Compensation Target.



b.       Calculate the lump sum actuarially equivalent of the

  Target Benefit at the Target Retirement Date.



c.       Calculate the present value of the lump sum

  actuarially equivalent to the Target Benefit for the Plan

  Year.



d.       Calculate the Participant's Account Balance as of

  December 31 of the Plan Year after the Account Balance has been increased by the 9.0% interest credit.



e.       The Annual Contribution Credit shall equal the annual

  amount required to fund the difference in c. and d. by the

  Target Retirement Date assuming the contribution increases

  6.0% a year and earns 9.0% a year.





                          ARTICLE IV

                       ACCOUNT BALANCE



     The Administrator shall cause an Account Balance to be

maintained for each Plan Participant. The Account Balance on

January 1 of the first year that a Participant commences

participation is zero. On December 31 of each Plan Year the

Account Balance at the beginning of the Plan Year will be

increased by a 9.0% interest credit. Following the interest

credit the Account Balance will be credited with the Annual

Contribution Credit calculated for a Participant. No Annual

Contribution Credit will be provided if the Participant has

reached his or her Target Retirement Date. However, the

Account Balance will continue to be increased annually by the

9.0% interest credit. In addition, the Account Balance will be reviewed periodically after the Target Retirement Date to

ensure that the Account Balance is not less than the

actuarially equivalent of the Target Retirement Benefit

reflecting changes in Compensation. If after the Target

Retirement Date the Account Balance is less than the actuarial equivalent of the Target Retirement Benefit the Administrator

will notify the Compensation Committee of the shortfall and

credit the Participant's account annually with one-fifth of

such shortfall until the Account Balance is at least

actuarially equivalent to the Target Benefit.



                          ARTICLE V

               BENEFIT ELIGIBILITY AND PAYMENT



5.1  Voluntary Termination of Employment or Retirement. If a

     Participant terminates employment or retirees from the

     Company the Participant is eligible to receive his

     Account Balance.



5.2  Death. A Participant's spouse will be the designated

     beneficiary under this plan. If the Participant is not

     married the Participant may designate anyone else as his

     or her designated beneficiary. Such designated

     beneficiary will be entitled to receive as a death

     benefit the Participant's Account Balance.



5.3  Disability. If a Participant shall become permanently and totally disabled the Participant will be eligible to

     receive his Account Balance. The Administrator will have

     the authority to determine if the Participant is totally

     and permanently disabled. The Administrator shall have

     the right to request any information the Administrator

     deems necessary so as to determine if the Participant is

     permanently and totally disabled. The Participant must

     submit the information requested by the Administrator in

     order to be eligible for a distribution.



5.4  Payment of Benefits.  If the Participant or the

     designated survivor of a Participant is entitled to the

     Account Balance it shall be paid in a single lump sum

     within 60 days following termination of employment, death

     or disability. In lieu of a single payment the

     Participant may elect to receive his Account Balance over

     a fix number of years not to exceed 10 years. Each

     payment will equal the account balance divided by the

     remaining number of years elected for payment. During

     this payout period the Account Balance will continue to

     be credited with a 9.0% interest credit for each year

     adjusting for the timing of the payments made.



5.5

5.6   Change in Control. If a Participant experiences a

     Substantial Employment Change following a Change in

     Control the Participant's Account Balance will be

     immediately increased so that the Account Balance is not

     less than the lump sum actuarially equivalent of the

     present value of the Target Retirement Benefit. The

     Participant will be eligible for a distribution of his or

     her revised Account Balance as any other terminated

     Participant.



5.7   Termination for Cause.  Notwithstanding anything in this

     Plan to the contrary, if the Company terminates a

     Participant's employment for Cause, then the Company

     shall have no obligation to such Participant or his or

     her spouse pursuant to this Plan, and no payments of any

     kind shall thereafter be made by the Company to the

     Participant hereunder.

     For purposes of the foregoing, "Cause" means:

(i)               any act or acts of the Participant

     constituting a felony (or its equivalent) under the laws

     of the United States, any state thereof or any foreign

     jurisdiction;

(ii)              any material breach, as determined by the

     Company, by the Participant of any employment agreement

     with the Company or the policies of the Company or any of

     its subsidiaries or the willful and persistent (after

     written notice to the Participant) failure or refusal, as

     determined by the Company, of the Participant to perform

     his duties or employment or comply with any lawful

     directives of the board of directors of the Company.

(iii)             Conduct which the Company determines amounts

     to gross neglect, willful misconduct or dishonesty; or

(iv)              Any misappropriation of material property of

     the Company by the Participant or any misappropriation of

     a corporate or business opportunity of the Company by the

     Participant, all as determined by the Company.





                          ARTICLE VI

                      GENERAL PROVISIONS





6.1   Administration.   The Administrator of the Plan shall be

     the Company, which shall be the named fiduciary

     responsible for the administration of the Plan.  The Vice

     President Employee of Human Resources of the Company or

     his delegate shall perform the responsibilities for the

     Administrator.  All decisions and determinations made by

     the Administrator, the Compensation Committee or their

     delegates pursuant to their duties and powers described

     in the Plan shall be conclusive and binding upon all

     parties.  The Administrator, the Committee and their

     delegates shall have sole discretion in carrying out

     their responsibilities.

6.2   Claims.

(a)            A Participant or the designated survivor of a

  Participant shall make an application for benefits to the

  Administrator.

(b)            In the event that the Administrator denies, in

  whole or part, a claim for benefits by a Participant or his designated survivor, the Administrator shall furnish notice of the denial to the claimant, setting forth:

(1)          the specific reasons for the denial,

(2)          specific reference to the pertinent Plan

   provisions on which the denial is based,

(3)          a description of any additional information

   necessary for the claimant to perfect the claim and an

   explanation of why such information is necessary, and

(4)          appropriate information as to the steps to be

   taken if the claimant wishes to submit his claim for

   review.

     Such notice shall be forwarded to the claimant within 90

days of the Administrator's receipt of the claim; provided,

however, that in special circumstances the Administrator may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the

extension and shall specify the reason or reasons for the

extension.



6.3   Payment to Guardian.   If an amount is payable under

     this Plan to a minor or a person declared incompetent or

     to a person incapable of handling the disposition of

     property, the Administrator may direct payment of such

     amount to the guardian, legal representative or person

     having the care and custody of such minor or incompetent

     person.  The Administrator may require proof of

     incompetency, minority, incapacity or guardianship as it

     may deem appropriate prior to the distribution of the

     amount.  Such distribution shall completely discharge the

     Company from all liability with respect to such amount.

6.4   Withholding, Payroll Taxes.  A Company shall withhold

     from payments made under the Plan any taxes required to

     be withheld from a Participant's wages for the federal or

     any state or local government.

6.5   Source of Funds.  This Plan shall be unfunded, and

     payment of benefits hereunder shall be made from the

     general assets of the Company.  Any such asset that may

     be set aside, earmarked or identified as being intended

     for the provision of benefits hereunder shall remain an

     asset of the Company and shall be subject to the claims

     of its general creditors.  Each Participant shall be a

     general creditor of the Company to the extent of the

     value of his benefit accrued hereunder, but he shall have

     no right, title, or interest in any specific asset that

     the Company may set aside or designate as intended to be

     applied to the payment of benefits under this Plan.  The

     Company's obligation under the Plan shall be merely that

     of an unfunded and unsecured promise of the Company to

     pay money in the future.

6.6   Nonalienation of Benefits.  Except as hereinafter

     provided with respect to marital disputes, none of the

     benefits or rights of a Participant or any beneficiary of

     a Participant shall be subject to the claim of any

     creditor, and in particular, to the fullest extent

     permitted by law, all such benefits and rights shall be

     free from attachment, garnishment or any other legal or

     equitable process available to any creditor of the

     Participant and the beneficiary.  Neither the Participant

     nor the beneficiary shall have the right to alienate,

     anticipate, commute, pledge, encumber, or assign any of

     the benefit or payments which he may expect to receive,

     contigentcy or otherwise, under this Plan, except insofar

     as the form in which benefits are paid under Section 4.2

     involves the Participant's designation of a beneficiary

     to received payments after the Participant's death.  In

     cases of marital dispute, the Administrator will observe

     the terms of the Plan unless and until ordered to do

     otherwise by a state or federal court.  As a condition of

     participation, a Participant agrees to hold the Company

     harmless from any harm that arises out of the Company's

     obeying the final order of any state or federal court,

     whether such order effects a judgment of such court or is

     issued to enforce a judgment or order of another court.

6.7   Amendment and Termination.

(a)              The Company reserves the right to amend this

   Plan at any time and from time to time in any fashion and

   to terminate it at will, by or pursuant to action to the

   Company's board of directors.  The  Company reserves the

   right to terminate its participation in this Plan at any

   time, by or pursuant to action of its Board of Directors

   or other governing body.

(b)              No amendment or termination of the Plan shall

   (without the Participant's or beneficiary's consent) alter the Participant's right to monthly payments that have

   commenced prior to the effective date of such termination

   or amendment.  The Company specifically reserves the right to terminate or amend this Plan to eliminate the right of

   any Participant to receive payment hereunder prior to the

   time when payments are in pay status under this Plan.

   Notwithstanding the above, if the Company is liquidated,

   the Administrator shall have the right to determine any

   amounts payable to a Participant or a beneficiary and to

   cause the amount so determined to be paid in one or more

   installments or upon such other terms and conditions and

   at such other time as the Administrator determines to be

   just and equitable.

6.8   No Contract of Employment.  Nothing contained herein

     shall be construed as conferring upon any person the

     right to be employed or continue in the employ of the

     Company.


6.9   Applicable Law.  The provisions of this Plan shall be

     construed and interpreted according to the laws of the

     State of Wisconsin.

6.10  Successors.  The provisions of this Plan shall bind and inure to the benefit of each Company and its successors

     and assigns.   The term successors as used herein shall

     include any corporate or other business entity which

     shall, whether by merger, consolidation, purchase or

     otherwise acquire all or substantially all of the

     business and assets of the Participation Company, and

     successors of any such corporation or other business

     entity.



      IN WITNESS WHEREOF, and as evidence to the adoption of

the foregoing Plan, the Company have caused the same to be

executed by their duly authorized officers.



THE MANITOWOC COMPANY, INC.



By:_________________________________________



Date:_______________________________________







                 THE MANITOWOC COMPANY, INC.

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                          APPENDIX A



     As of January 1, 2000, the following employees are

Participants in the Manitowoc Company, Inc. Supplemental

Executive Retirement Plan.



     Terry Growcock

     Timothy Kraus

     Thomas Musial

     Glen Tellock